      As filed with the Securities and Exchange Commission on June 27, 2000
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             PEREGRINE SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            3611 VALLEY CENTRE DRIVE
                                   FIFTH FLOOR
                               SAN DIEGO, CA 92130

        DELAWARE                  (858) 481-5000               95-3773312
(STATE OF INCORPORATION )     (ADDRESS OF PRINCIPAL         (I.R.S. EMPLOYER
                                EXECUTIVE OFFICES)        IDENTIFICATION NUMBER)

        HARBINGER CORPORATION AMENDED AND RESTATED 1989 STOCK OPTION PLAN
                  HARBINGER CORPORATION 1996 STOCK OPTION PLAN
     HARBINGER CORPORATION AMENDED AND RESTATED 1993 STOCK OPTION PLAN FOR
                              NONEMPLOYEE DIRECTORS
                            (FULL TITLE OF THE PLANS)

                                 ERIC P. DELLER
                       VICE PRESIDENT AND GENERAL COUNSEL
                            3611 VALLEY CENTRE DRIVE
                                   FIFTH FLOOR
                               SAN DIEGO, CA 92130
                                 (858) 481-5000
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                    COPY TO:
                             DOUGLAS H. COLLOM, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300


                                             CALCULATION OF REGISTRATION FEE

                                                                                PROPOSED            PROPOSED
                                                            MAXIMUM             MAXIMUM             MAXIMUM
                                                            AMOUNT              OFFERING            AGGREGATE          AMOUNT OF
                TITLE OF SECURITIES                          TO BE               PRICE              OFFERING          REGISTRATION
                  TO BE REGISTERED                        REGISTERED           PER SHARE              PRICE               FEE
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
Common Stock ($0.001 par value) issuable under:
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
   Harbinger Corporation Amended and Restated 1989       218,909 shares    $     4.0643        $     889,705.57     $     234.88
       Stock Option Plan
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
   Harbinger Corporation 1996 Stock Option Plan        5,553,293 shares    $    17.2864        $  95,996,435.47     $  25,343.06
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
   Harbinger Corporation Amended and Restated 1993       355,078 shares    $    19.6997        $   6,994,936.99     $   1,846.66
       Stock Option Plan for Nonemployee Directors
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------
TOTAL                                                  6,127,280 shares                        $ 103,881,078.03     $  27,424.60
----------------------------------------------------- -------------------- ------------------- -------------------- ----------------


(1) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $4.0643 per share covering authorized but unissued shares under the Harbinger Corporation Amended and Restated 1989 Stock Option Plan.
(2) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $17.2864 per share covering authorized but unissued shares under the Harbinger Corporation 1996 Stock Option Plan.
(3) Estimated in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of computing the amount of the registration fee based on the weighted average exercise price of $19.6997 per share covering authorized but unissued shares under the Harbinger Corporation Amended and Restated 1993 Stock Option Plan for Nonemployee Directors.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         Peregrine Systems, Inc. ("Peregrine") hereby incorporates by reference in this registration statement the following documents:

         (a) Peregrine's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 filed pursuant to Section 13 of the Securities Exchange Act of 1934.

         (b) The description of Peregrine's Common Stock contained in its Registration Statement on Form 8-A, filed March 7, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934.

         All documents subsequently filed by Peregrine pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by current law.

         Article IX of Peregrine's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

         Article VI of Peregrine's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation to the fullest extent permissible under the General Corporation Law of Delaware.

         Peregrine has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in Peregrine's Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

         In addition, pursuant to the terms of the Agreement and Plan of Merger and Reorganization by and among Peregrine, a wholly-owned subsidiary of Peregrine and Harbinger Corporation, a Georgia corporation ("Harbinger"), dated as of April 5, 2000, Peregrine has agreed to fulfill and honor in all respects the obligations of Harbinger pursuant to any indemnification agreements between Harbinger and its directors and officers as of April 5, 2000 and any indemnification provisions under Harbinger's Certificate of Incorporation or Bylaws as in effect immediately prior to the merger. In connection with the acquisition, Harbinger became a wholly-owned subsidiary of Peregrine under the name Peregrine Connectivity, Inc. The Certificate of Incorporation and Bylaws of Peregrine Connectivity, Inc. will contain provisions with respect to exculpation and indemnification that are at least as favorable to the parties to the indemnification agreements as those contained in the Certificate of Incorporation and Bylaws of Harbinger as in effect immediately prior to the merger. The provisions will not be amended, repealed or otherwise modified for a period of six years from April 5, 2000 in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to April 5, 2000, were directors, officers, employees or agents of Harbinger, unless such modification is required by law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Peregrine pursuant to the foregoing provisions, Peregrine has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.


                      EXHIBIT
                       NUMBER                   DESCRIPTION
                         5.1        Opinion of Counsel as to legality of
                                    securities being registered.

                        10.30       Harbinger Corporation Amended and Restated
                                    1989 Stock Option Plan.

                        10.31       Harbinger Corporation 1996 Stock Option Plan.

                        10.32       Harbinger Corporation Amended and Restated
                                    1993 Stock Option Plan for Nonemployee
                                    Directors.

                        23.1        Consent of Arthur Andersen, Independent
                                    Public Accountants for Peregrine.

                        23.2        Consent of Counsel (contained in Exhibit
                                    5.1).

                        24.1        Power of Attorney (see page II-4).
                      -------


ITEM 9.           UNDERTAKINGS

         (a)      RULE 415 OFFERING

         Peregrine hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)      FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY
                  REFERENCE

         Peregrine hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Peregrine's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF REGISTRATION STATEMENT ON FORM S-8

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Peregrine pursuant to the foregoing provisions, or otherwise, Peregrine has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of Peregrine in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Peregrine will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Peregrine has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 27th day of June, 2000.



                              PEREGRINE SYSTEMS, INC.

                              By:    /s/ David A. Farley
                                     -------------------
                                     David A. Farley
                                     Senior Vice President, Finance and
                                     Administration and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, THAT EACH PERSON WHOSE SIGNATURE APPEARS BELOW CONSTITUTES AND APPOINTS RICHARD T. NELSON AND ERIC P. DELLER AND EACH ONE OF THEM, ACTING INDIVIDUALLY AND WITHOUT THE OTHER, AS HIS OR HER ATTORNEY-IN-FACT, EACH WITH FULL POWER OF SUBSTITUTION, FOR HIM IN ANY AND ALL CAPACITIES, TO SIGN ANY AND ALL AMENDMENTS TO THIS REGISTRATION STATEMENT ON FORM S-8, AND TO FILE THE SAME, WITH EXHIBITS THERETO AND OTHER DOCUMENTS IN CONNECTION THEREWITH, WITH THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING ALL THAT EACH OF SAID ATTORNEYS-IN-FACT, OR HIS SUBSTITUTE OR SUBSTITUTES, MAY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


                SIGNATURE                                     TITLE                                    DATE

       /s/ Stephen P. Gardner               President and Chief Executive Officer                  June 27, 2000
----------------------------------------    (Principal Executive Officer) and Director
       (Stephen P. Gardner)


       /s/ David A. Farley                  Senior Vice President, Finance and Administration,     June 27, 2000
----------------------------------------    Chief Financial Officer (Principal Financial
       (David A. Farley)                    Officer) and Director


       /s/ (Matthew C. Gless)               Vice President, Finance, and Chief Accounting          June 27, 2000
----------------------------------------    Officer (Principal Accounting Officer)
       (Matthew C. Gless)


       /s/ James M. Travers                 Group President, e-Business Connectivity and           June 27, 2000
----------------------------------------    Director
       (James M. Travers)


       /s/ John J. Moores                   Chairman of the Board of Directors                     June 27, 2000
----------------------------------------
       (John J. Moores)


       /s/ Christopher A. Cole              Director                                               June 27, 2000
----------------------------------------
       (Christopher A. Cole)


       /s/ Charles E. Noell III             Director                                               June 27, 2000
----------------------------------------
       (Charles E. Noell III)


       /s/ Norris van den Berg              Director                                               June 27, 2000
----------------------------------------
       (Norris van den Berg)


       /s/ Thomas G. Watrous, Sr.           Director                                               June 27, 2000
---------------------------------------
       (Thomas G. Watrous, Sr.)


       /s/ William D. Savoy                 Director                                               June 27, 2000
---------------------------------------
       (William D. Savoy)
